EXHIBIT 4.2

THIS WARRANT HAS BEEN, AND THE SHARES OF COMMON STOCK WHICH MAY BE RECEIVED PURSUANT TO THE EXERCISE OF THIS WARRANT WILL BE, ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF. NEITHER THIS WARRANT NOR SUCH SHARES (TOGETHER, THE "SECURITIES") HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH DISPOSITION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS.

NO. WC-                                                             ISSUED
_______________

                        WARRANT TO PURCHASE COMMON STOCK

                             ARC COMMUNICATIONS INC.

      THIS CERTIFIES THAT, for good and valuable consideration, ___________ (the "HOLDER") is entitled to subscribe for and purchase from Arc Communications Inc., a New Jersey corporation (the "COMPANY"), _______________ (________) fully paid and non-assessable shares of Common Stock, par value $0.001 per share ("COMMON STOCK"), of the Company (as adjusted pursuant to Section 3 hereof) (the "WARRANT SHARES") at a price per share equal to Fifteen Cents ($0.15) (as adjusted pursuant to Section 3 hereof) (the "EXERCISE PRICE"), subject to the provisions and upon the terms and conditions hereinafter set forth.

1. METHOD OF EXERCISE; PAYMENT.

      (A) Exercise Period. The purchase rights represented by this Warrant may be exercised by the Holder during the term of this Warrant (as set forth in Section 9 hereof) in whole or in part, at any time after the Commencement Date, as defined below, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A (the "NOTICE OF EXERCISE") duly executed) at the principal office of the Company.

      (B) Cash Exercise. Upon exercise of this Warrant, the Holder shall pay the Company an amount equal to the Exercise Price multiplied by the number of Warrant Shares being purchased, by wire transfer or certified check payable to the order of the Company. The person or persons in whose name(s) any certificate(s) representing the Warrant Shares shall be issuable upon exercise of this Warrant shall be deemed to have become the holder(s) of record of, and shall be treated for all purposes as the record holder(s) of, the Warrant Shares represented thereby (and such Warrant Shares shall be deemed to have been issued) immediately prior to the close of business on the date or dates upon which this Warrant is exercised.

      (C) "Easy Sale" Exercise. In lieu of the payment method set forth in
Section 1.1(b) above, when permitted by law and applicable regulations (including exchange, Nasdaq and NASD rules and including that all shares so issued will be deemed to be fully paid, non-assessable and properly listed or admitted for trading), the Holder may pay the Exercise Price through a "same day sale" commitment from the Holder (and if applicable a broker-dealer that is a member of the National Association of Securities Dealers (a "NASD DEALER')), whereby the Holder irrevocably elects to exercise this Warrant and to sell a portion of the shares so purchased to pay for the Exercise Price and the Holder (or, if applicable, the NASD Dealer) commits upon sale (or, in the case of the NASD Dealer, upon receipt) of such shares to forward the Exercise Price directly to the Company.

      (D) Stock Certificates. In the event of any exercise of the rights represented by this Warrant, certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time after exercise and, unless this Warrant has been fully exercised or has expired, a new Warrant representing the shares with respect to which this Warrant shall not have been exercised shall also be issued to the Holder within such time.

2. STOCK FULLY PAID; RESERVATION OF SHARES. All of the Warrant Shares issuable upon the exercise of the rights represented by this Warrant will, upon issuance and receipt of the Exercise Price therefor, be fully paid and non-assessable, and free from all preemptive rights, rights of first refusal or first offer, taxes, liens and charges with respect to the issuance thereof. During the period within which the rights represented by this Warrant may be exercised, the Company shall at all times have authorized and reserved for issuance a sufficient number of Warrant Shares to provide for the exercise of the rights represented by this Warrant.

3. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The number and kind of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price therefore shall be subject to adjustment from time to time upon the occurrence of certain events, as follows:

      (A) Reclassification, Consolidation or Reorganization. In case of any reclassification of the Common Stock (other than a change in par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a Change of Control, as defined below) (any of which is a "REORGANIZATION TRANSACTION"), the Company, or such successor corporation as the case may be, shall execute a new warrant, providing that the holder of this Warrant shall have the right to exercise such new warrant, and procure upon such exercise and payment of the same aggregate exercise Price, in lieu of the Warrant Shares theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property as would be payable for the Warrant Shares issuable upon exercise of this Warrant as if such Warrant Shares were outstanding on the consummation of the Reorganization Transaction. For purposes of this Warrant, the term "CHANGE OF CONTROL" shall mean (i) any acquisition of the Company by means of merger, acquisition, or other form of corporate reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring corporation or its subsidiary or parent (other than a re-incorporation transaction or change of domicile) and pursuant to which the holders of the outstanding voting securities of the Company immediately prior to such consolidation, merger or other transaction fail to hold equity securities representing a majority of the voting power of the Company or surviving entity immediately following such consolidation, merger or other transaction (excluding voting securities of the acquiring corporation held by such holders prior to such transaction) or (ii) a sale of all or substantially all of the assets of the Company.

      (B) Stock Splits, Dividends and Combinations. In the event that the Company shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on its outstanding shares of Common Stock, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such subdivision or to the issuance of such stock dividend shall be proportionately increased, and the Exercise Price shall be proportionately decreased, and in the event that the Company shall at any time combine the outstanding shares of Common Stock, the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such combination shall be proportionately decreased, and the Exercise Price shall be proportionately increased, effective at the close of business on the date of such subdivision, stock dividend or combination, as the case may be.

4. TRANSFER OF WARRANT. This Warrant may only be transferred in compliance with federal and state securities laws and, except as provided below, may not be transferred except with the prior written consent of the Company, which shall not be unreasonably withheld or delayed, and any purported transfer without such prior written consent shall be null and void; provided, however, that the Company may withhold its consent to transfer or assignment of this Warrant to any person or entity who is deemed to be a competitor or prospective competitor of the Company, such determination to be made in the reasonable judgment of the Board.

5. CONDITION TO EXERCISE OF WARRANT. Each certificate evidencing the Warrant Shares issued upon exercise of this Warrant shall be stamped or imprinted with a legend substantially in the following form:

      THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

6. FRACTIONAL SHARES. No fractional Warrant Shares will be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

7. REPRESENTATIONS AND WARRANTIES BY THE HOLDER. The Holder represents and warrants to the Company as follows:

      (A) This Warrant is being acquired for the Holder's own account, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "SECURITIES ACT"). Upon exercise of this Warrant, the Holder shall, if so requested by the Company, confirm in writing, in a form reasonably satisfactory to the Company, that the Warrant Shares issuable upon exercise of this Warrant are being acquired for investment and not with a view toward distribution or resale. The Holder is an "accredited investor" within the meaning of the Securities Act.

      (B) The Holder understands that this Warrant and the Warrant Shares have not been registered under the Securities Act by reason of their issuance in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) thereof and that the Company's reliance upon such exemption is predicated, in part, upon the Holder's representations and warranties set forth in this Agreement. The Holder understands that this Warrant, and the Warrant Shares, must be held by the Holder indefinitely, and that the Holder must therefore bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act or is exempted from such registration. The Holder further understands that this Warrant and the Warrant Shares have not been registered under the securities laws of any state.

      (C) The Holder acknowledges that it is acquiring this Warrant without being offered or furnished any offering literature or prospectus concerning the Company's future plans or business. The Holder understands that neither the United States Securities and Exchange Commission, nor any governmental agency charged with the administration of the securities laws of any state nor any other governmental agency has passed upon or reviewed the merits or qualifications of, or recommended or approved the issuance of, this Warrant or the Warrant Shares.

      (D) The Holder understands that, except as provided in Section 10 of this Warrant, the Company is under no obligation to register this Warrant or the Warrant Shares.

      (E) The Holder is a bona fide resident and domiciliary (not a temporary or transient resident) of the state indicated in the signature page hereto and the Holder has no present intention of becoming a resident of any other state or jurisdiction.

      (F) The Holder has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of this Warrant and the Warrant Shares purchasable pursuant to the terms of this Warrant and of protecting its interests in connection therewith. The Holder is able to bear the economic risk of the purchase of the Warrant Shares pursuant to the terms of this Warrant.

      (G) The Holder of this Warrant agrees not to undertake any short position with respect to the underlying common stock while this warrant remains outstanding.

8. RIGHTS OF STOCKHOLDERS. No holder of this Warrant shall be entitled, as a Warrant holder, to vote or receive dividends or be deemed the holder of Warrant Shares or any other securities of the Company, which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise with respect to the Warrant Shares until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

9. TERM OF WARRANT.

      (A) This Warrant shall become exercisable on the date of issuance set forth below (the "COMMENCEMENT DATE") and shall no longer be exercisable as of the earlier of (i) 5:00 p.m., New York, New York local time, on the date that is the three-year anniversary of the Commencement Date; (ii) immediately prior to a Change of Control and (iii) 5:00 p.m., New York, New York local time, on the Call Termination Date (as defined below).

      (B) Notwithstanding anything herein to the contrary, at any time after the Commencement Date, if the closing price of one share of Common Stock quoted in the over-the- counter market summary, the Bulletin Board Exchange, the Nasdaq National Market or the closing price quoted on a national securities exchange, whichever is applicable, is greater than 400% of the Exercise Price for a period of 20 consecutive trading days, then thereafter the Company shall have the right (the "COMPANY TERMINATION RIGHT"), exercisable at the Company's sole discretion, to terminate this Warrant with at least 10-days' prior written notice (the "TERMINATION NOTICE") which Termination Notice shall state the date this Warrant shall terminate (the "CALL TERMINATION DATE"); provided, however, that the Company may not exercise the Company Termination Right unless a registration statement registering the Warrant Stock has been declared effective and is effective from the date of delivery of the Termination Notice until the Call Termination Date, provided, further, that if this Warrant is terminated pursuant to this Section 9(b), then the Company shall use commercially reasonable efforts to maintain the effectiveness of a registration statement registering the Warrant Stock until the date that is 15 days after the Call Termination Date or, if earlier, the date the Holder shall have sold all its Warrant Shares covered by such registration statement.

10. REGISTRATION RIGHTS.

      (A) INVESTOR REGISTRATION RIGHTS. The Company shall use its commercially reasonable best efforts to register, at its own expense, this Warrant and the Warrant Shares, pursuant to a registration statement on form SB-1 or SB-2 (as applicable) under the Securities Act (the "INVESTOR REGISTRATION"), within sixty
(60) days of the closing of the merger of the Company with RoomLinX, Inc.

      (B) FURNISH INFORMATION. It shall be a condition to the Company's obligations to take any action under this Section 10 that the Holder shall furnish to the Company such information regarding itself, the Warrant and the Warrant Shares and the intended method of disposition of such securities as shall be required to effect the registration of their Warrant and Warrant Shares. In that connection, each selling Holder shall be required to represent to the Company that all such information which is given is both complete and accurate in all material respects when made.

      (C) DELAY OF REGISTRATION. The Holder shall have no right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 10.

11. MISCELLANEOUS.

      (A) This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York, without giving effect to principles of conflicts of laws.

      (B) The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

      (C) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the Holder and of the Warrant Shares issued or issuable upon the exercise hereof.

      (D) Any notice provided for or permitted under this Warrant shall be treated as having been given (a) upon receipt, when delivered personally, (b) upon receipt, when sent by confirmed facsimile or telecopy, (c) one day after sending, when sent by commercial overnight courier with written verification of receipt, or (d) three business days after deposit with the United States Postal Service, when mailed postage prepaid by certified or registered mail, return receipt requested, addressed (a) if to the Company, at 788 Shrewsbury Avenue, Tinton Falls, NJ 07724, facsimile: (732) 219-5456, Attention: Peter A. Bordes, Jr., or (b) if to the Holder, at such address or facsimile number as the Holder shall have furnished to the Company in writing, or at such other place of which the other party has been notified in accordance with the provisions of this
Section 11(d).

      (E) This Warrant constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof.

      (F) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at the Holder's expense will execute and deliver to the holder of record, in lieu thereof, a new Warrant of like date and tenor.

      (G) This Warrant and any provision hereof may be amended, waived or terminated only by an instrument in writing signed by the Company and the Holder.

      (H) Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to the foregoing terms and conditions.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

Issued :____________,2004.

                                             ARC COMMUNICATIONS, INC.


                                             By:     __________________________
                                                     Peter A. Bordes, Jr.
                                                     Chairman & CEO

                                    EXHIBIT A

                               NOTICE OF EXERCISE

TO:      Arc Communications Inc.
         788 Shrewsbury Avenue
         Tinton Falls, NJ 07724

      The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, the securities of ARC COMMUNICATIONS INC. as provided for therein, and (check the applicable box):

      _____ Tenders herewith payment of the exercise price in full in the form of cash or a certified or official bank check in same-day funds in the amount of $_______ for __________ shares of Common Stock, par value $0.001 per share, of the Company ("COMMON STOCK") pursuant to the terms of Section 1(b) of the Warrant.

      ______ Elects the Easy Sale Exercise option pursuant to Section 1.1(c) of the Warrant, and accordingly requests delivery of a net of ________ of such securities.

Please issue a certificate or certificates for such securities in the name of, and pay any cash for any fractional share to (please print name, address and social security number):

Name: ___________________________________________
Address: ________________________________________
Signature: ______________________________________

      The undersigned hereby represents and warrants that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale, in connection with the distribution thereof, and that the undersigned has no present intention of distributing or reselling such shares, and that all representations and warranties of the undersigned set forth in Section 7 of the Warrant are true and correct as of the date hereof.

Note: If said number of shares shall not be all the shares purchasable under the within Warrant, a new Warrant is to be issued in the name of said undersigned for the balance remaining of the shares purchasable thereunder rounded up to the next higher whole number of shares.